Exhibit 99.1

For more information:
Eric Miller
Intersections Inc.
703.488.6100
intxinvestorrelations@intersections.com
Intersections Inc. Reports Third Quarter 2014 Results

CHANTILLY, VA – November 12, 2014 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended September 30, 2014.  Consolidated revenue for the quarter ended September 30, 2014 was $59.8 million, as compared to $75.8 million for the quarter ended September 30, 2013.  Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges for the quarter ended September 30, 2014 was $(6.6) million, compared to $6.1 million for the quarter ended September 30, 2013.  Net (loss) for the quarter ended September 30, 2014 was $(3.9) million, as compared to $(1.5) million for the quarter ended September 30, 2013. Consolidated revenue for the nine months ended September 30, 2014 was $190.1 million, as compared to $238.1 million for the nine months ended September 30, 2013.  Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges for the nine months ended September 30, 2014 was $(3.3) million compared to $26.1 million for the nine months ended September 30, 2013.  Net (loss) for the nine months ended September 30, 2014 was $(8.7) million, compared to net income of $2.3 million for the nine months ended September 30, 2013.  Diluted (loss) per share was $(0.47) for the nine months ended September 30, 2014, as compared to diluted earnings per share of $0.12 for the nine months ended September 30, 2013.  As of September 30, 2014, we had a cash and cash equivalents balance of $11.5 million.

Michael Stanfield, Chairman and Chief Executive Officer of Intersections commented, “We are pleased with our progress to reinvigorate and refocus Intersections.   We are ahead of plan with our streamlining initiatives, with over half of the targeted cost reduction initiatives achieved.  We continue to be excited about our VOYCE™  pet health and wellness product; and, our growth expectations for VOYCE™  remain unchanged, although the commercial launch will be delayed slightly to early 2015.”

Third Quarter 2014 Financial Highlights:

●	Total subscribers as of September 30, 2014 decreased to approximately 2.2 million compared to 3.6 million as of September 30, 2013, approximately 8 thousand of whom remain in a non-billable status.

●	Consolidated net (loss) per share for the quarter ended September 30, 2014 was $(0.21) per diluted share, compared to $(0.08) per diluted share, for the quarter ended September 30, 2013.

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Our Pet Health Monitoring segment, which is in the process of launching our VOYCE™ product and service, generated a (loss) from operations in the quarter ended September 30, 2014 of approximately ($3.9) million which was funded from available cash on hand.  As an early stage development entity with a unique consumer offering, we have experienced some normal delays with our launch; however we fully expect to begin commercial production shortly and generate revenue within the three months ended March 31, 2015.

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Consolidated net (loss) for the three months ended September 30, 2014 was negatively impacted by an aggregate of approximately $7.5 million in pre-tax expenses for a restructuring charge and estimated underpayment of non-income business taxes, which includes interest and penalties.

●	Consolidated cash provided by operations for the quarter ended September 30, 2014 was approximately $1.1 million.

Nine Months Results:

●	Our Pet Health Monitoring segment generated a (loss) from operations in the nine months ended September 30, 2014 of approximately $(10.4) million which was funded from available cash on hand.

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Consolidated net (loss) for the nine months ended September 30, 2014 was negatively impacted by an aggregate of approximately $7.5 million in pre-tax expenses for a restructuring charge and estimated underpayment of non-income business taxes, which includes interest and penalties.

●	Consolidated cash flow provided by operations for the nine months ended September 30, 2014 was approximately $2.6 million.

As previously discussed, we expect to generate cost savings of between $15 and $19 million on an annualized basis by the end of 2015.  By the end of 2014 we currently estimate we will have achieved approximately  $10 million of cost savings, in large part from a reduction of approximately 65 headcount.

In the three months ended September 30, 2014, we terminated our revolving credit facility with Bank of America.  Subsequent to the end of the quarter, on October 7, 2014, we entered into a new loan agreement with Silicon Valley Bank to provide for a $15.0 million revolving credit facility with a maturity date of October 7, 2016.  We are subject to certain financial covenants and similar dividend and share repurchase restrictions under the new loan agreement.

For additional commentary on Intersections’ third quarter 2014 results please click on the 3rd Quarter 2014 presentation link under the “Investor & Media” page of our website at www.intersections.com.

Non-GAAP Financial Measures:

This earnings release presents several non-GAAP financial measures, which we believe are important to investors and we utilize in managing our business.  These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin, net income or earnings per share as determined in accordance with GAAP.  Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Forward-Looking Statements:

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”  You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.  Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on the Company’s business, the Company’s ability to execute its business strategy, the outcome of the CFPB investigation of our U.S. financial institution business, the timing and success of new product launches including its VOYCE™ pet health and wellness product, adjustments in investments in our IDENTIDY GUARD® and VOYCE™ brands and/or other growth initiatives, the risk that the Company will not successfully implement its streamlining and cost-reduction plan, the risk that the implementation of the plan will be delayed, including as a result of labor and employment laws, rules and regulations, the risk that the plan will not result in the anticipated benefits or cost savings, and the risk that the new plan will negatively impact the Company’s ability to successfully operate its business or retain its key employees.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in its recent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) is a leading provider of identity risk management, privacy protection and other subscription based services for consumers.  Our core services monitor personal information for our consumers, aggregate it into digestible, consumer-friendly reports and alerts, and provide personalized education and support to help our customers understand their information and take the actions they deem appropriate. Since its business was founded in 1996, Intersections has protected the identities of more than 36 million consumers. To learn more, visit http://www.intersections.com.